EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Amendment (this “Amendment”) on Form 10-K/ A to the Annual Report on Form 10-K of Horizon Medical Products, Inc. (the “Corporation”) for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on March 30, 2004, the undersigned, the President, Chief Operating Officer and Interim Chief Executive Officer of the Corporation, hereby certifies:

(1) This Amendment fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Amendment fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ ROBERT J. WENZEL

Robert J. Wenzel
President, Chief Operating Officer
and Interim Chief Executive Officer

April 29, 2004

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Horizon Medical Products, Inc. and will be retained by Horizon Medical Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.